EXHIBIT 23.1

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                                                             Peter Messineo, CPA
                                             1982 Otter Way Palm Harbor FL 34685
                                                              peter@cpa-ezxl.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, reference to my report dated December 8, 2011 relative to the financial statements of GLOBAL GROUP ENTERPRISES CORP., as of November 30, 2011 and for the period November 22, 2011 (date of inception) through November 30, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
February 2, 2012